Exhibit 23.4




     We consent to the inclusion in this Post-Effective Amendment No. 2 to the Registration Statement of Equity One, Inc. on Form S-3 (333-98775) of our opinion dated August 27, 2002 and to the reference to us under the heading "Legal Matters" in the Prospectus, which is a part of this Post-Effective Amendment No. 2 to the Registration Statement.


/s/ Greenberg Traurig, P.A.

Miami, Florida
December 1, 2003